Puppy Zone Enterprises, Inc.
(A Development Stage Company)

Pro-Forma Combined Financial Statements

September 30, 2007

Puppy Zone Enterprises, Inc.
(A Development Stage Company)

INTRODUCTION AND BASIS OF PRESENTATION
FOR PRO FORMA COMBINED FINANCIAL STATEMENTS

By Agreement and Plan of Merger dated January 7, 2008, PZ, a public corporation incorporated in Nevada on April 27, 2005, acquired 100% of the issued and outstanding shares of QMotions, a private corporation incorporated in California on January 9, 2003, in exchange for 25,300,000 shares of common stock of the Company representing 54.6% of its total issued and outstanding shares at the time.

The acquisition of QMotions by PZ is considered a corporate reorganization and was accounted for as a recapitalization of QMotions with QMotions being treated as the accounting parent (legal subsidiary) and PZ being treated as the accounting subsidiary (legal parent). This means the consolidated results of operations of PZ going forward will include those of QMotions for the period from its inception on January 9, 2003 and those of PZ since the date of the reorganization, October 24, 2007.

The following pro forma combined financial statements give effect to the acquisition of QMotions, Inc (called “QMotions”) by Puppy Zone Enterprises, Inc. (called “PZ”). The unaudited pro forma combined financial information is designed to show how our merger with Qmotions might have affected our historical financial statements if the merger had been completed at an earlier time. The following summary unaudited pro forma combined financial information was prepared based on the historical financial results of us and Qmotions.

The unaudited pro forma balance sheet data assumes that the merger took place on September 30, 2007 and combines Qmotions’ September 30, 2007 unaudited balance sheet data with our unaudited September 30, 2007 balance sheet data. The unaudited pro forma statements of operations data for the nine months ended September 30, 2007 and for the year ended December 31, 2006 gives effect to the merger as if it had occurred on January 1, 2007 and on January 1, 2006, respectively, and combines the results of operations of us and Qmotions for the periods indicated.

The summary unaudited pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of our combined financial condition or results of operations for future periods or the combined financial condition or results of operations that actually would have been realized had we merged with Qmotions during these periods:

The unaudited pro forma combined balance sheet and statements of operations should be read in conjunction with the separate historical financial statements for both QMotions and PZ, appearing elsewhere herein, as follows:

(i)	for QMotions, unaudited financial statements for the period ended September 30, 2007 and audited financial statements for the years ended December 31, 2006 and 2005;

(ii)	for PZ, audited financial statements for the years ended June 30, 2007 and 2006, as filed recently in Form 10K-SB

PUPPY ZONE ENTERPRISES, INC.
(A Development Stage Company)
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
As of September 30, 2007

		Puppy Zone
	QMotions,	Enterprises,			Pro-Forma	Pro-Forma
	Inc	Inc			Adjustments	Consolidated
	(A)	(B)			(Note 2)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$216,793	$3,490	(e)		$2,500,000	$2,720,286
Accounts receivable	33,066	-				33,066
Deposits and prepaid expenses	27,683	-				27,683
Inventory	351,023	-				351,023
	628,565	3,490			2,500,000	3,132,058

EQUIPMENT AND SOFTWARE	18,651	-				18,651

	$647,216	$3,490			$2,500,000	$3,150,706

LIABILITIES
CURRENT LIABILITIES
Accounts payable and accrued
liabilities	$688,291	$8,475		$		$696,766
Note payable	65,681	-				65,681
Due to shareholders	2,944,734	11,557	(c)		(1,748,376)	1,108,929
			(f)		(98,986)

	3,698,706	20,032			(1,810,079)	1,871,376

STOCKHOLDERS' EQUITY

CAPITAL STOCK	2,988,500	4,000	(a)		68,000	46,300
			(b)		(53,000)
			(c)		1,748,376
			(d)		(4,711,576)
			(e)		2,000

ADDITIONAL PAID IN CAPITAL	-	49,000	(a)		(68,000)	7,174,034
			(b)		(16,542)
			(d)		4,711,576
			(e)		2,498,000

ACCUMULATED DEFICIT	(6,039,990)	(69,542)	(b)		69,542	(5,941,004)
			(f)		98,986

	(3,051,490)	(16,542)			4,248,376	1,279,330

	$647,246	$3,490			$2,500,000	$3,150,706

The accompanying notes are an integral part of these pro forma financial statements.

PUPPY ZONE ENTERPRISES, INC.
(A Development Stage Company)
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2007

		Puppy Zone
	QMotions,	Enterprises,		Pro-Forma	Pro-Forma
	Inc	Inc		Adjustments	Consolidated
				(Note 2)

	(A)	(B)

Net Loss	$(1,207,975)	$(26,477)	(b)	$26,477	$(1,146,273)
			(f)	61,702

Accumulated Deficit, Beginning	(4,832,015)	(43,065)	(b)	43,065	(4,794,731)
			(f)	37,284

Accumulated Deficit, End	$(6,039,990)	$(69,542)		$168,528	$(5,941,004)

Basic and diluted net loss per share	$(8,567)	$($0.00)			$($0.02)

Weighted average number of common
shares outstanding	141.005	4,000,000			46,300,000

The accompanying notes are an integral part of these pro forma financial statements.

PUPPY ZONE ENTERPRISES, INC.
(A Development Stage Company)
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2007

		Puppy Zone
	QMotions,	Enterprises,		Pro-Forma	Pro-Forma
	Inc	Inc		Adjustments	Consolidated
				(Note 2)
	(A)	(B)
Net Loss	$(1,573,545)	$(16,963)	(b)	$16,963	$(1,536,261)
			(f)	37,284
Accumulated Deficit, Beginning	(3,258,470)	(26,102)	(b)	26,102	(3,258,470)
Accumulated Deficit, End	$(4,832,015)	$(43,065)		$80,349	$(4,794,731)

Basic and diluted net loss per share	$(11,236)	$($0.00)			$($0.03)

Weighted average number of common
shares outstanding	140.046	3,000,000			46,300,000

The accompanying notes are an integral part of these pro forma financial statements.

PUPPY ZONE ENTERPRISES, INC.
(A Development Stage Company)
NOTES TO PROFORMA COMBINED FINANCIAL STATEMENTS
As of September 30, 2007

NOTE 1 – Share Exchange Transaction

On October 24, 2007, QMotions a private corporation, entered into a share exchange agreement with PZ a public shell corporation, whereby 100% of the shares of QMotions were exchanged for 25,300,000 shares of PZ common stock. Accordingly, the acquisition of QMotions by PZ’S is considered a corporate reorganization and was accounted for as a recapitalization of QMotions.

NOTE 2 - Pro Forma Adjustments

The pro forma adjustments to the combined balance sheet gives effect to the recapitalization of QMotions as if the transactions had occurred at September 30, 2007.

Balance Sheet as of September 30, 2007

A.	Derived from the unaudited balance sheet of QMotions as of September 30, 2007.

B.	Derived from the unaudited balance sheet of PZ as of September 30, 2007.

	a.	Forward split of common shares on an 18:1 basis.

	b.	Elimination of share capital and contributed surplus of PZ, including cancellation and return to treasury of 53,000,000 shares of PZ common stock upon closing of the merger.

	c.	Conversion of shareholder loan of $1,748,376 into common shares of QMotions prior to share exchange agreement.

	d.	Issuance of 25,300,000 shares of restricted common stock of PZ for 100% of the issued and outstanding shares of QMotions under share exchange agreement.

	e.	Issuance of 2,000,000 shares of restricted common stock and warrants under Private Placement for cash of $1.25 per unit in anticipation of the merger.

	f.	Reversal of accrued interest on conversion of shareholder loan.